EXHIBIT 10.94

FIRST AMENDMENT TO
DTE ENERGY AFFILIATES
NONQUALIFIED PLANS MASTER TRUST

This First Amendment to the DTE Energy Affiliates Nonqualified Plans Master Trust is made effective as of March 31, 2015 by and between DTE Energy Company, a corporation organized under the laws of the state of Michigan or any successor corporation (the "Company"), and State Street Bank and Trust Company, a trust company incorporated under the laws of the Commonwealth of Massachusetts (the “Trustee").

Recitals

A.    The Company and the Trustee previously entered into the DTE Energy Affiliates Nonqualified Plans Master Trust Agreement (the “Trust Agreement”) dated as of August 15, 2013.

B.    Section 14(a) of the Trust Agreement permits the Company and the Trustee to amend the Trust Agreement by a written instrument executed by the Trustee and the Company.

C.    The Company and the Trustee wish to amend the Trust Agreement to permit the Trustee to reimburse a Participating Affiliated Company for Plan benefits paid directly by the Participating Affiliated Company.

D.    Recital B of the Trust Agreement permits the Company to amend Appendix A of the Trust Agreement before a Change in Control to add or delete Plans by delivering to the Trustee a new Appendix A.

E.    The Company wishes to amend Appendix A to add additional Plans.

F.    The Company and the Trustee agree to amend the Trust Agreement as follows:

Amendment

1.    The first sentence of Section 2(d) is amended to read as follows:

(d)    The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and Participating Affiliated Companies and shall be used exclusively for the purposes of providing Plan benefits to Plan Participants and their Beneficiaries to the extent any Participant or Beneficiary acquires the right to receive a payment under a Plan and general creditors as herein set forth.

2.    Section 3(c) is replaced with the following:

(c)    The Company or the applicable Participating Affiliated Company (the “Paying Company”) may make payment of benefits directly to Plan Participants or their Beneficiaries as they become due under the terms of a Plan. The Company shall notify the Trustee of any decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. If a Paying Company pays Plan benefits directly to Plan Participants or Beneficiaries, the Paying Company will have sole responsibility for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of Plan benefits and will pay amounts withheld to the appropriate taxing authority.

If the Paying Company has paid benefits directly to Plan Participant or their Beneficiaries before a Change in Control and while the Paying Company is not Insolvent, the Paying Company may request reimbursement from the Trustee for benefits paid directly by the Paying Company, to the extent the principal and any related investment earnings are sufficient to make the requested reimbursement. The Paying Company will provide the Trustee, with the request for reimbursement, documentation of the direct payment of Plan benefits paid by the Paying Company. Any request for reimbursement by a Paying Company under this Section 3(c) must be submitted within 5 business days after the Paying Company has directly paid the Plan benefits to be reimbursed.

In addition, if the principal of the Trust, and any earnings thereon, are not sufficient for payments of benefits to be paid by the Trustee in accordance with the terms of the Plan, the Company or the applicable Participating Affiliated Company shall make the balance of each such payment to the Participant or Beneficiary as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to make a payment then due under the Payment Schedule.

3.    Section 5 is replaced with the following:

SECTION 5
PAYMENTS TO COMPANY

Other than reimbursements for direct payment of Plan benefits under Section 3(c), the Company shall have no right or power to direct the Trustee to return to the Company (or any Participating Affiliated Company) or to divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants and their Beneficiaries pursuant to the terms of the Plan(s). The Trustee shall be entitled to rely conclusively upon the Company’s written certification that all such payments have been made.

4.    Appendix A is replaced with the following:

APPENDIX A
NON-QUALIFIED DEFERRED COMPENSATION PLANS

DTE Energy Company Executive Supplemental Retirement Plan, as amended and restated effective January 1, 2005

DTE Energy Company Supplemental Retirement Plan, as amended and restated effective January 1, 2005

DTE Energy Company Supplement Savings Plan, as amended and restated effective January 1, 2005

DTE Energy Company Executive Deferred Compensation Plan, as amended and restated effective January 1, 2005

DTE Energy Company Deferred Stock Compensation Plan for Non-Employee Directors, as amended and restated effective January 1, 2005

DTE Energy Company Plan for Deferring the Payment of Directors’ Fees, as amended and restated effective January 1, 2005

DTE Energy Company Retirement Plan for Non-Employee Directors, as amended and restated effective December 31, 1998.

Execution

This First Amendment may be executed in counterparts, each of which is deemed an original, but all of which together constitute one and the same amendment.  The parties’ execution and delivery of this First Amendment by facsimile, email, or electronic copies has the same force and effect as execution and delivery of an original.

Unless changed by this First Amendment, all terms used in this First Amendment have the same meaning as in the Trust Agreement and all provisions of the Trust are deemed to be unchanged except as specifically amended.

(Signatures Next Page)

DTE ENERGY COMPANY

By: /s/PAUL CAVAZOS

Name: Paul Cavazos

Title: Solely in his capacity as Assistant Treasurer
& Chief Investment Officer

Date: April 14, 2015

STATE STREET BANK AND TRUST COMPANY

By: /s/STEVEN LICHTY

Name: Steven Lichty

Title: Vice President

Date: April 20, 2015